SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) December 17, 2003


              ______________TGFIN Holdings, Inc.__________________
             (Exact name of registrant as specified in its charter)


             Delaware                1-11034               72-0861671
          (State or other         (Commission           (IRS Employer
          jurisdiction of         File Number)          Identification No.)
          incorporation)


          1517 North 260 East, North Logan Utah   ______  84341
          (Address of principal executive offices)    (Zip Code)


      Registrant's telephone number, including area code (435) 755-0188


      ____________________________n/a_____________________________________
        (Former name or former address, if changed since last report.)








PLEASE ADDRESS ALL CORRESPONDENCE TO:   Mark Gasarch, Esq.
                                        150 East 58th Street
                                        34th Floor
                                        New York, New York 10155
                                        (212) 956-9595

Item 5.   Other Events

On December 16, 2003 Samuel H. Gaer, former President and former Director of TGFIN Holdings, Inc. (the "Company") was served with a summons and complaint in a civil action commenced in the United States District Court for the Southern District of New York by two shareholders of the Company, as plaintiffs, naming Mr. Gaer, the Company and the Company's wholly-owned subsidiary, Tradingear.com Incorporated as defendants. The lawsuit alleges that the defendants mislead and defrauded the plaintiffs into investing in the Company's common shares and seeks monetary damages of approximately $400,000 plus other unspecified damages.

The Company's management believes that these allegations are without merit and intends to vigorously defend this lawsuit. In addition, the Company's management believes that it has a valid counterclaim against the plaintiffs for breach of contract and expects to pursue this counterclaim and seek monetary damages from the plaintiffs in excess of $150,000, plus other unspecified damages.

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 19, 2003


                         TGFIN Holdings, Inc.
                         (Registrant)



                         By_/s/ Scott Lybbert___________
                           Scott Lybbert, President
                           Principal Executive Officer